                                                                    Exhibit 99.2


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("AGREEMENT"), dated as of August 16, 2002, is made between Berkshire Fund V Investment Corp., a Massachusetts corporation, and, Berkshire Investors LLC, a Massachusetts limited liability company (each, with their permitted assignees, a "BERKSHIRE FUND," and collectively, "BERKSHIRE"), and each of the entities or individuals listed on Exhibit A hereto (each a "SELLER," and collectively the "SELLERS").

         WHEREAS, the Sellers are the direct beneficial owners of 13,069,350 shares of common stock, no par value (the "COMMON STOCK"), of PRG-Schultz International, Inc. ("PRG").

         WHEREAS, Berkshire desires to purchase, and the Sellers desire to sell, 4,338,507 shares of Common Stock owned by the Sellers (such shares of Common Stock, the "SHARES"), upon the terms set forth herein, at a price of $8.72 per share and to each Berkshire Fund in the amounts set forth on Exhibit A.

         WHEREAS, certain capitalized terms used herein are defined in Section
5.1 hereof.

         NOW, THEREFORE, in consideration of the premises and agreements hereinafter set forth, intending to be legally bound, the parties hereby agree as follows:

                                   ARTICLE I.

        PURCHASE AND SALE OF THE SHARES; THE CLOSING; REGISTRATION RIGHTS

         1.1. PURCHASE AND SALE OF SHARES. Upon the terms set forth herein, at the Closing (as defined in Section 1.2) the Sellers shall sell, assign, transfer and deliver to each Berkshire Fund and each Berkshire Fund shall accept and purchase from the Sellers the Shares, free and clear of all Encumbrances, for $8.72 per Share in the amounts and as set forth on Exhibit A.

         1.2. CLOSING. Upon the terms contained in this Agreement, the closing of the purchase and sale of the Shares (the "CLOSING") shall take place at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, 02110, at 11:00 A.M., Boston time, on August 27, 2002 or at such other time and place as the Sellers and Berkshire shall mutually agree upon. The date on which the Closing takes place is referred to as the "Closing Date." This Agreement and the obligations of the parties under it shall terminate in the event that the Closing has not taken place by 5:00 P.M. on December 31, 2002, PROVIDED, no such right of termination shall be exercisable by a party who has not complied with or has breached the covenants contained in this Agreement.

         1.3. BERKSHIRE CLOSING CONDITIONS. The obligations of each Berkshire Fund to participate in the Closing and make the deliveries specified in Section 1.6 are subject to the satisfaction or waiver of the following conditions at or prior to the Closing: (a) the representations and warranties of the Sellers in Article II shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties were made as of the Closing Date, (b) Berkshire shall have received (i) a fully executed Registration Rights Agreement, between PRG and each Berkshire Fund (the "BERKSHIRE REGISTRATION RIGHTS

AGREEMENT"), in the form attached as Exhibit B hereto, (ii) a fully executed Investor Rights Agreement, between PRG, Blum Strategic Partners II, L.P. ("BLUM") and each Berkshire Fund (the "INVESTOR RIGHTS AGREEMENT"), in the form attached as Exhibit C hereto, (iii) a fully executed Secured Promissory Note and Pledge Agreement, between one of the Sellers and the Berkshire Funds (the "NOTE"), in the form attached as Exhibit D hereto, (iv) a fully executed Subordination Agreement among PRG, Berkshire, and one of the Sellers, in the form attached as Exhibit E hereto (the "SUBORDINATION AGREEMENT") (v) a fully executed Option Agreement in favor of PRG on shares of common stock of PRG held by one of the Sellers and pledged pursuant to the Note (the "COMPANY CALL OPTION"), in the form attached as Exhibit F hereto, (vi) a fully executed Purchase Agreement relating to shares of Common Stock owned by Blum in favor of Berkshire in the form attached as Exhibit G hereto, (vii) a fully executed waiver or amendment of the Shareholder Agreement, entered into as of January 24, 2002, by and among Profit Recovery Group International, Inc., Howard Schultz & Associates International, Inc., the Sellers, John M. Cook and John M. Toma (the "SHAREHOLDER AGREEMENT"), (viii), a fully executed Management Rights Letter addressed from PRG to Berkshire (the "MANAGEMENT RIGHTS LETTER") in the form attached as Exhibit H hereto, and (ix) evidence of the approval of the Berkshire Registration Rights Agreement, the Investor Rights Agreement, the Company Call Option, the Subordination Agreement and the Management Rights Letter by PRG's Board of Directors or a committee thereof and (c) the Sellers shall have made all deliveries required under Section 1.5. Assuming that the Sellers are in compliance with the terms and provisions of this Agreement, Berkshire hereby agrees to execute the documents set forth in this Section 1.3, PROVIDED, that they are each in the form of the applicable attached exhibit. The covenant in the preceding sentence may not be waived by Sellers without the express written consent of PRG. The Closing hereunder shall occur concurrently with the Closing of a sale of at least 4,338,507 shares of Common Stock by Sellers to a third party.

         1.4. SELLERS' CLOSING CONDITIONS. The obligations of the Sellers to participate in the Closing and make the deliveries specified in Section 1.5 are subject to the satisfaction or waiver of the following conditions at or prior to the Closing: (a) the representations and warranties of each Berkshire Fund in
Article III shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties were made as of the Closing Date, (b) the Sellers shall have received (i) the fully executed waiver or amendment of the Shareholder Agreement on or prior to the Closing, (ii) the fully executed Company Call Option, (iii) the fully executed Note and (iv) the fully executed Subordination Agreement, and (c) Berkshire shall have made all deliveries required under Section 1.6. Assuming that Berkshire is in compliance with the terms and provisions of this Agreement, the applicable Seller hereby agrees to execute the documents set forth in this Section 1.4, PROVIDED, that they are each in the form of the applicable attached exhibit. The covenant in the preceding sentence may not be waived by Berkshire without the express written consent of PRG. The Closing hereunder shall occur concurrently with the Closing of a sale of at least 4,338,507 shares of Common Stock by Sellers to a third party.

         1.5. DELIVERIES BY THE SELLERS. At the Closing, the Sellers are delivering to each Berkshire Fund the following:

                  (a) stock certificates representing the Shares, accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer, with all necessary transfer tax and other revenue stamps affixed thereto;

                  (b)      a receipt for the payments provided for by Section
         1.1 hereof; and

                  (c) an opinion of Sellers' counsel in the form of Exhibit I hereto that the sale of Shares to each Berkshire Fund hereunder is made in compliance with the Securities Act or an available exemption therefrom.

         1.6. DELIVERIES BY BERKSHIRE. At the Closing, each Berkshire Fund is delivering to the Sellers by wire transfer to the accounts of the Sellers previously provided in writing to Berkshire the payment provided for in Section
1.1 hereof.

                                  ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each Seller represents and warrants to each Berkshire Fund as follows:

         2.1. AUTHORIZATION; BINDING OBLIGATION. This Agreement has been duly and validly executed and delivered by the Sellers and, assuming due authorization, execution and delivery by each Berkshire Fund, constitutes a legal, valid and binding obligation of the Sellers, enforceable against them in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other federal or state laws of general applicability relating to or affecting creditors' or secured parties' rights and remedies generally and general principles of equity, whether considered in an action at law or in equity. The Sellers have the legal capacity and all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. Such execution, delivery and consummation has been duly and validly authorized by all necessary action on the part of the Sellers, and no other corporate or other proceedings on the part of the Sellers are necessary to authorize such execution, delivery and consummation.

         2.2. TITLE TO THE SHARES. At the Closing, the Sellers will be the record and beneficial owner of, and had good and marketable title to, the Shares free and clear of all Encumbrances. The Shares owned by the Sellers are validly issued, duly authorized and free of any preemptive rights; there are no voting trusts or other agreements or understandings to which the Sellers are a party with respect to the voting of the Shares. The Shares are not subject to any restrictions on transferability other than those imposed by the Securities Act and applicable state securities laws. There are no options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire Shares from the Sellers pursuant to which the Sellers may be obligated to sell, transfer or otherwise dispose of any of the Shares. At the Closing, Berkshire is acquiring good and marketable title to the Shares, free and clear of all Encumbrances.

         2.3. CONSENTS AND APPROVALS; NO VIOLATION. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any Governmental Authority by the Sellers, other than necessary filings on Schedule 13D and Form 4 with the Commission and those consents, waivers and approvals obtained under the Shareholder Agreement, (ii) violate the certificate of incorporation, bylaws or trust document of the Sellers, or any Law of any Governmental Authority which may be applicable to the Sellers, or by which any of the Sellers' activities, properties or assets (including, without limitation, the Shares) may be bound or affected or (iii) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to pay or result in the imposition of any Encumbrance upon any of the property of the Sellers (including, without limitation, the Shares)) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, contract, agreement, Permit, Order, or other instrument or obligation to which the Sellers are a party or by which any of the Sellers' activities, properties or assets (including, without limitation, the Shares) may be bound or affected, other than the Shareholder Agreement and the instruments by which the Daniel Alan Schultz HHS (2001) GST Trust, the Daniel Alan Schultz LVS (2001) GST Trust, the Jaynie Schultz Romaner HHS (2001) GST Trust, and the Jaynie Schultz Romaner LVS (2001) GST Trust obtained the purchase money debt used to acquire their Shares.

         2.4. BROKERS AND FINDERS. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

         2.5. TERMINATION OF CERTAIN AGREEMENTS. Each contract or agreement between the Sellers and PRG or any other party which is binding upon the Sellers with respect to the Shares has been terminated so far as it relates to the Shares and is not and will not be binding upon Berkshire or the Shares after the Closing. There are no other contracts, agreements or understandings, written or oral, between the Sellers and PRG or any other party with respect to the Shares.

                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF BERKSHIRE

         Each Berkshire Fund represents and warrants to the Sellers as follows:

         3.1. AUTHORIZATION; BINDING OBLIGATION. Such Berkshire Fund has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by such Berkshire Fund and the consummation of the transactions contemplated hereby by such Berkshire Fund have been duly and validly authorized by such Berkshire Fund and no other proceedings on the part of such Berkshire Fund are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by each Berkshire Fund and, assuming due authorization, execution and delivery by the Sellers, constitutes the legal, valid and binding obligation of such Berkshire Fund, enforceable against such Berkshire Fund in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other federal or state laws of general applicability relating to or affecting creditors' or secured parties' rights and remedies generally and general principles of equity, whether considered in an action at law or in equity.

         3.2. CONSENTS AND APPROVALS; NO VIOLATION. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, or any other action by, any Governmental Authority by such Berkshire Fund, other than a filing on Schedule 13D with the Commission,
(ii) violate the limited partnership agreement of such Berkshire Fund, or any Law of any Governmental Authority which may be applicable to such Berkshire Fund, or by which any of such Berkshire Fund's businesses, properties or assets may be bound or affected or (iii) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or any obligation to pay or result in the imposition of any Encumbrance upon any of the property of Berkshire) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, contract, agreement, Permit, Order, or other instrument or obligation to which such Berkshire Fund is a party or by which any of such Berkshire Fund's businesses, properties or assets may be bound or affected.

         3.3. SECURITIES ACT. Such Berkshire Fund is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution or other disposition thereof. Notwithstanding the foregoing, Berkshire may assign their rights and transfer Shares under this Agreement pursuant to Section 4.10 hereof. Such Berkshire Fund acknowledges that as of the Closing Date the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144(a)(3) and may not be sold publicly under Rule 144 until Berkshire Funds meet the holding period requirements of Rule 144(d). Such Berkshire Fund did not borrow any of the funds to be used as payment for the Shares, or, to the extent that such funds were borrowed, such Berkshire Fund has sufficient other means to make required payments on any such indebtedness without being forced to sell the Shares prematurely to meet its obligations. Such Berkshire Fund has sufficient financial means to hold the Shares for investment.

         3.4. BROKERS AND FINDERS. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

         3.5. INVESTMENT EXPERIENCE AND ACCREDITATION. Such Berkshire Fund hereby represents that it is an "accredited investor," as defined in Rule 501(a) of Regulation D under the Securities Act, and is experienced in evaluating the transactions contemplated hereby. Such Berkshire Fund has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

         3.6. DISCLOSURE OF INFORMATION. Each Berkshire Fund has received a copy of PRG's (i) definitive proxy statement dated April 15, 2002, (ii) PRG's report on Form 10-K filed with the Commission on March 15, 2002, (iii) PRG's reports on Form 10-Q filed with the Commission on

May 14, 2002 and August 9, 2002, (iv) PRG's Reports on Form 8-K filed with the Commission on January 2, 2002, January 17, 2002, February 5, 2002, February 20, 2002, April 3, 2002, May 2, 2002 and August 1, 2002, respectively, and (v) PRG's draft report on Form S-3/A received August 15, 2002, and to be subsequently filed with the Commission, (collectively, the "OFFERING DOCUMENTS") and has acknowledged that it has had access to such financial and other information, and has been afforded the opportunity to ask questions of PRG and receive answers thereto, as it deemed necessary in connection with its decision to purchase the Shares.

         3.7. RESTRICTIONS. Each Berkshire Fund agrees that if it should resell or otherwise transfer the Shares it will do so only:

                  (a)      to PRG, any affiliate thereof, or as specified in
         Section 4.10 hereof;

                  (b) to an accredited investor, including to another Berkshire Fund or any affiliate thereof, that, prior to the transfer, furnishes to PRG a signed letter containing representations and agreements relating to the restrictions on transfer of the Shares reasonably acceptable to PRG and, if PRG requests, an opinion of counsel reasonably acceptable to PRG to the effect that the transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

                  (c) pursuant to another available exemption from registration provided under the Securities Act, if available, provided that the representations and agreements and opinion described in (b) above are delivered, if requested by PRG; or

                  (d) pursuant to a registration statement which has been declared effective under the Securities Act and which continues to be effective at the time of such transfer.

         Each Berkshire Fund agrees that it will give each person to whom it transfers such Shares notice of any restrictions on transfer of such Shares, if then applicable. Each Berkshire Fund acknowledges that PRG will rely upon the truth and accuracy of the foregoing acknowledgements, representations, warranties and agreements and agrees that if any of the acknowledgements, representations, warranties and agreements deemed to have been made by it by its purchase of the Shares are no longer accurate, it shall promptly notify PRG. Each Berkshire Fund acknowledges that none of PRG, the Sellers or any person representing PRG or the Sellers has made any representation to it with respect to PRG or the offering or sale of any Shares, other than the information contained in the Offering Documents, which Offering Documents have been delivered to it and upon which it is making its investment decision with respect to the Shares.

         3.8. RESTRICTIVE LEGEND. Each Berkshire Fund acknowledges that each certificate representing a Share will bear a legend substantially to the following effect:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES WITHIN THE MEANING OF RULE 144(A)(3) AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, NOR WILL AN

ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER OF THE SHARES BY THE ISSUER, UNLESS: (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO THE SHARES AND THE TRANSFER SHALL THEN BE IN EFFECT, OR (II) IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE SHARES ARE TRANSFERRED IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS."

                                  ARTICLE IV.

                                  MISCELLANEOUS

         4.1. SURVIVAL OF REPRESENTATION AND WARRANTIES. All representations, warranties and covenants made by any party contained in this Agreement, or any certificate delivered pursuant hereto or made in writing to, by or on behalf of Berkshire or the Sellers, as the case may be, in connection with the transactions contemplated by this Agreement shall survive the Closing.

         4.2. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         4.3. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (with confirmation of receipt), delivered by nationally-recognized overnight express service or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

                  (a)      If to Berkshire, to:

                           Berkshire Partners LLC
                           One Boston Place
                           Boston, MA 02108-4401
                           Telephone: (617) 227-0050
                           Telecopy: (617) 227-6105
                           Attention: Ross M. Jones

                           With a copy to:

                           Ropes & Gray
                           One International Place
                           Boston, MA 02110
                           Telephone: (617) 951-7000
                           Telecopy: (617) 951-7050
                           Attention: David C. Chapin, Esq.
                                      Jane D. Goldstein, Esq.

                  (b)      If to the Sellers, to:

                           c/o Howard H. Schultz
                           9241 LBJ Freeway, Suite 100
                           Dallas, TX  75243
                           Telephone: (972) 233-7564
                           Telecopy: (972) 690-7564
                           Attention:  Howard H. Schultz
                                       Andrew H. Schultz

                           With a copy to:

                           Malouf, Lynch, Jackson & Swinson
                           600 Preston Commons East
                           8115 Preston Road
                           Dallas, TX 75225
                           Telephone: (214) 273-0560 (direct dial)
                           Telecopy: (214) 273-0561 (direct fax)
                           Attention: Donald Malouf, Esq.
                                      Curtis R. Swinson, Esq.
                                      Alex E. Nakos, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

         4.4. EXPENSES. Each party hereto shall be solely responsible for all expenses incurred by it or on its behalf in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of its counsel, accountants, brokers, finders, financial advisors and other representatives.

         4.5. SPECIFIC PERFORMANCE. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

         4.6. DESCRIPTIVE HEADINGS; INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections mean Sections of this Agreement, unless otherwise indicated. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a governmental entity or an unincorporated organization. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         4.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         4.8. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         4.9.     ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Agreement
(a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except for PRG and Berkshire's permitted assignees, is not intended to confer upon any person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

         4.10.    ASSIGNMENT.

                  (a) No party hereto may assign its rights or obligations under this Agreement.

                  (b) Up to 45,872 of the Shares may be acquired by Berkshire on behalf of a third party and subsequently transferred to such third party after the Closing. Notwithstanding the provisions of
         Section 4.10(a), if such third party is duly authorized to acquire such Shares prior to the Closing, Berkshire may assign its right under this Agreement to purchase up to an aggregate of 45,872 Shares to such third party. Sellers agree to use their best efforts to assist and cooperate with Berkshire in order to assign or transfer its rights to purchase such Shares, including entering into separate purchase or other agreements with such third party, including representations and warranties by such third party materially consistent with the representations and warranties contained in Article III of this Agreement.

                  (c) Notwithstanding the foregoing, each Berkshire Fund may assign its rights to purchase Shares hereunder to any one or more of its affiliates, and may assign and transfer any Shares so purchased to any one or more of such affiliates.

         4.11. FURTHER ASSURANCES. The Sellers and each Berkshire Fund agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

                                   ARTICLE V.

                                   DEFINITIONS

         5.1. DEFINITIONS. Unless otherwise defined herein, for purposes of this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission.

         "Encumbrance" shall mean any lien, encumbrance, proxy, voting trust arrangement, pledge, security interest, collateral security agreement, financing statement (and similar notices) filed with any Governmental Authority, claim (including any claim as defined in the Code), charge, equities, mortgage, pledge, objection, title defect, option, restrictive covenant or restriction on transfer of any nature whatsoever, and the interest of the lessor in any property subject to a capital lease, except for restrictions or transferability imposed by the Securities Act.

         "Governmental Authority" shall mean any government or political subdivision thereof, whether federal, state, local or foreign, or any agency, department, commission, board, bureau, court, tribunal, body, administrative or regulatory authority or instrumentality of any such government or political subdivision.

         "Law" shall mean any law (including common law), rule, regulation, restriction (including zoning), code, statute, ordinance, order, writ, injunction, judgment, decree or other requirement of a Governmental Authority.

         "Order" shall mean any order, judgment, injunction, award, decree, writ, rule or similar action of any Governmental Authority.

         "Permit" shall mean any franchise, license, certificate, approval, identification number, registration, permit, authorization, order or approval of, and any required registration with, any Governmental Authority.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.




                                     BERKSHIRE FUND V
                                     INVESTMENT CORP.


                                     By: /s/ Ross M. Jones
                                         ---------------------------------------
                                         Name: Ross M. Jones
                                         Title: Vice-President


                                     BERKSHIRE INVESTORS LLC


                                     By: /s/ Ross M. Jones
                                         ---------------------------------------
                                         Name: Ross M. Jones
                                         Title: Vice-President


                                     HHS CHARITABLE LEAD ANNUITY TRUST


                                     By: /s/ Jaynie Schultz Romaner
                                         ---------------------------------------
                                         Name: Jaynie Schultz Romaner
                                         Title: Co-Trustee

                                     By: /s/ Daniel Alan Schultz
                                         ---------------------------------------
                                         Name: Daniel Alan Schultz
                                         Title: Co-Trustee

                                     By: /s/ Andrew Harold Schultz
                                         ------------------------------------
                                         Name: Andrew Harold Schultz
                                         Title: Co-Trustee


                                     LVS CHARITABLE LEAD ANNUITY TRUST


                                     By: /s/ Jaynie Schultz Romaner
                                         ---------------------------------------
                                         Name: Jaynie Schultz Romaner
                                         Title: Co-Trustee

                                     By: /s/ Daniel Alan Schultz
                                         ---------------------------------------
                                         Name: Daniel Alan Schultz
                                         Title: Co-Trustee

                                     By: /s/ Andrew Harold Schultz
                                         ---------------------------------------
                                         Name: Andrew Harold Schultz
                                         Title: Co-Trustee



                                     DANIEL ALAN SCHULTZ HHS (2001) GST TRUST


                                     By: /s/ Daniel Alan Schultz
                                         ---------------------------------------
                                         Name: Daniel Alan Schultz
                                         Title: Trustee



                                     DANIEL ALAN SCHULTZ LVS (2001) GST TRUST


                                     By: /s/ Daniel Alan Schultz
                                         ---------------------------------------
                                         Name: Daniel Alan Schultz
                                         Title: Trustee



                                     JAYNIE SCHULTZ ROMANER HHS (2001) GST TRUST


                                     By: /s/ Jaynie Schultz Romaner
                                         ---------------------------------------
                                         Name: Jaynie Schultz Romaner
                                         Title: Trustee



                                     JAYNIE SCHULTZ ROMANER LVS (2001) GST TRUST


                                     By: /s/ Jaynie Schultz Romaner
                                         ---------------------------------------
                                         Name: Jaynie Schultz Romaner
                                         Title: Trustee

                                     SCHULTZ PRG LIQUIDATING INVESTMENTS, LTD., a Texas limited partnership


                                     By: Schultz PRG Liquidating Investments GP,
                                     L.L.C., a Texas limited liability company


                                     By: /s/ Howard Schultz
                                         ---------------------------------------
                                         Name: Howard Schultz
                                         Title: Manager/President


                                     THE ZACHARY HERMAN SCHULTZ TRUST


                                     By: /s/ Howard Schultz
                                         ---------------------------------------
                                         Name: Howard H. Schultz
                                         Title: Trustee


                                     THE GABRIELLA SCHULTZ TRUST


                                     By: /s/ Howard Schultz
                                         ---------------------------------------
                                         Name: Howard H. Schultz
                                         Title: Trustee


                                     THE SAMUEL JOEL SCHULTZ TRUST


                                     By: /s/ Howard Schultz
                                         ---------------------------------------
                                         Name: Howard H. Schultz
                                         Title: Trustee


                                     ANDREW H. SCHULTZ HHS (2001) GST TRUST


                                     By: /s/ Andrew H. Schultz
                                         ---------------------------------------
                                         Name: Andrew H. Schultz
                                         Title: Trustee


                                     ANDREW H. SCHULTZ LVS (2001) GST TRUST


                                     By: /s/ Andrew H. Schultz
                                         ---------------------------------------
                                         Name: Andrew H. Schultz
                                         Title: Trustee

                                     THE ANDREW H. SCHULTZ IRREVOCABLE TRUST


                                     By: /s/ Andrew H. Schultz
                                         ---------------------------------------
                                         Name: Andrew H. Schultz
                                         Title: Trustee



                                     ANDREW H. SCHULTZ


                                     By: /s/ Andrew H. Schultz
                                         ---------------------------------------
                                         Name: Andrew H. Schultz



                                     HOWARD H. SCHULTZ


                                     By: /s/ Howard Schultz
                                         ---------------------------------------
                                         Name: Howard H. Schultz



                                     LESLIE SCHULTZ


                                     By: /s/ Leslie Schultz
                                         ---------------------------------------
                                         Name: Leslie Schultz

                                    EXHIBIT A



                                                          Number of Shares Sold
           NAME                                               to Berkshire(1)
           ----                                           ---------------------

HHS Charitable Lead Annuity Trust                              317,409 shares
LVS Charitable Lead Annuity Trust                              317,410 shares
Daniel Alan Schultz HHS (2001) GST Trust                       288,016 shares
Daniel Alan Schultz LVS (2001) GST Trust                       288,016 shares
Jaynie Schultz Romaner HHS (2001) GST Trust                    288,016 shares
Jaynie Schultz Romaner LVS (2001) GST Trust                    288,016 shares
Andrew Schultz                                                 649,707 shares
The Andrew H. Schultz Irrevocable Trust                      1,585,001 shares
Andrew Schultz HHS (2001) GST Trust                              3,450 shares
Andrew Schultz LVS (2001) GST Trust                              3,451 shares
The Samuel J. Schultz Trust                                     10,193 shares
The Gabriella Schultz Trust                                     10,194 shares
The Zachary H. Schultz Trust                                    10,193 shares
Schultz PRG Liquidating Investments, Ltd.                      279,058 shares
Leslie Schultz                                                     377 shares
TOTAL Shares                                                 4,338,507 shares
TOTAL Consideration                                        $37,831,781









----------
(1) The allocation of Shares among the Berkshire Funds will be determined prior to the Closing.

                                    EXHIBIT B

                  Form Berkshire Registration Rights Agreement

                                    EXHIBIT C

                         Form Investor Rights Agreement

                                    EXHIBIT D

                                    Form Note

                                    EXHIBIT E

                          Form Subordination Agreement

                                    EXHIBIT F

                            Form Company Call Option

                                    EXHIBIT G

                             Form Purchase Agreement

                                    EXHIBIT H

                          Form Management Rights Letter

                                    EXHIBIT I

                           Opinion of Sellers' Counsel